                                                                  Exhibit (a)(5)

                          Offers to Purchase for Cash
                            Up to 100,000 Shares of
                  10.25% Series A Cumulative Preferred Stock
                                      and
                            Up to 102,941 Shares of
                   9.8% Series B Cumulative Preferred Stock
                                       of
                               G & L Realty Corp.
                                       at
                         $17.50 Net Per Series A Share
                                      and
                         $17.00 Net Per Series B Share
                                       by
                               G & L Tender, LLC


--------------------------------------------------------------------------------
   THE OFFERS, PRORATION PERIODS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 2, 2001, UNLESS THE OFFERS
                                 ARE EXTENDED.
--------------------------------------------------------------------------------


                                                                 October 5, 2001

To Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     G & L Tender LLC, a Delaware limited liability company (the "Purchaser"), is making offers to purchase up to 100,000 shares of 10.25% Series A Cumulative Preferred Stock (the "Series A Preferred Shares") and up to 102,941 shares of 9.8% Series B Cumulative Preferred Stock (the "Series B Preferred Shares" and collectively with the Series A Preferred Shares, the "Preferred Shares") of G & L Realty Corp. a Maryland corporation (the "Company"), at $17.50 per Series A Preferred Share and $17.00 per Series B Preferred Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offers to Purchase dated October 5, 2001 (the "Offer to Purchase") and in the related Letters of Transmittal, copies of which are enclosed herewith. In this letter:

     . the term "Series A Offer" means the offer to purchase the Series A Preferred Shares subject to the terms and conditions set forth in the Offer to Purchase and in the related yellow Letter of Transmittal (together with any amendments or supplements thereto);

     . the term "Series B Offer" means the offer to purchase the Series B Preferred Shares subject to the terms and conditions set forth in the Offer to Purchase and in the related blue Letter of Transmittal (together with any amendments or supplements thereto);

     . term "Offer" means the Series A Offer and the Series B Offer individually; and

     . the term "Offers" means Series A Offer and the Series B Offer collectively.

     For your information and for forwarding to your clients for whose accounts you hold Preferred Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.  The Offer to Purchase;

     2. A yellow Letter of Transmittal, to be used for tendering Series A Preferred Shares, for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, providing information relating to backup federal income tax withholding;

     3. A blue Letter of Transmittal, to be used for tendering Series B Preferred Shares, for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, providing information relating to backup federal income tax withholding;

     4. Notice of Guaranteed Delivery to be used to accept the Offers if the Preferred Shares and all other required documents cannot be delivered to Mellon Investor Services LLC as the depositary (the "Depositary") by the Applicable Expiration Date (as defined in the Offer to Purchase);

     5. A form of letter which may be sent to your clients for whose accounts you hold Preferred Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offers; and

     6. Solicitation/Recommendation Statement on Schedule 14D-9 issued by the Company.

     Neither the Board of Directors of the Company nor its Special Committee is expressing an opinion with respect to the Offers and each of them is remaining neutral with respect to the Offers.

     Upon the terms and subject to the conditions of the Offers (including, if one or both of the Offers are extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will purchase, by accepting for payment, and will pay for, up to 100,000 Series A Preferred Shares and up to 102,941 Series B Preferred Shares validly tendered and not properly withdrawn prior to the Applicable Expiration Dates if, as and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of the tenders of such Preferred Shares for payment pursuant to the Offers.

     Payment for Series A Preferred Shares purchased pursuant to the Series A Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Series A Preferred Shares or timely confirmation of a book-entry transfer of such Series A Preferred Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase); (ii) a properly completed and duly executed yellow Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase); and (iii) any other documents required by the yellow Letter of Transmittal.

     Payment for Series B Preferred Shares purchased pursuant to the Series B Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Series B Preferred Shares or timely confirmation of a book-entry transfer of such Series B Preferred Shares into the Depositary's account at the Book-Entry Transfer Facility; (ii) a properly completed and duly executed blue Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message; and (iii) any other documents required by the blue Letter of Transmittal.

     In order to tender Preferred Shares pursuant to an Offer, a properly completed and duly executed applicable Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (in the case of any book-entry transfer), and any other documents required by the applicable Letter of Transmittal, should be sent to the Depositary, and either certificates representing the tendered Preferred Shares should be delivered or such Preferred Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the applicable Letter of Transmittal and the Offer to Purchase.

     If a stockholder desires to tender Preferred Shares pursuant to an Offer and such stockholder's stock certificates are not immediately available or time will not permit all required documents to reach the Depositary prior to the Applicable Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Preferred Shares may nevertheless be tendered by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

     The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary as described in the Offer to Purchase) in connection with the solicitation of tenders of Preferred Shares pursuant to the Offers. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable expenses incurred by them in forwarding materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of Preferred Shares pursuant to the Offers, subject to Instruction 6 of the Letters of Transmittal.

     Your prompt action is requested. We urge you to contact your clients as promptly as possible. The Offers, proration periods and withdrawal rights will expire at 12:00 midnight, New York City Time, on Friday, November 2, 2001, unless the Offers are extended.

     Any inquiries you may have with respect to the Offers may be addressed to Purchaser at the address and telephone numbers set forth on the back cover page of the Offer to Purchase. Requests for additional copies of the enclosed materials may be directed to Ms. Liza Cunanan, G & L Tender, LLC, 439 N. Bedford Drive, Beverly Hills, California 90210; telephone (310) 273-9930.

                               Very truly yours,

                               G & L TENDER, LLC


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY PERSON THE AGENT OF THE PURCHASER, THE COMPANY, ANY AFFILIATE OF THE COMPANY OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFERS OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                       3